Exhibit 99.1

LUMINEX CORPORATION REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

AUSTIN, Texas (October 30, 2017) - Luminex Corporation (Nasdaq:LMNX) today announced financial results for the third quarter of 2017. Financial and operating highlights for the quarter include the following:

•	Consolidated revenue of $74.1 million, an increase of 4% compared to the third quarter 2016.

•	Assay revenue was $37.9 million for the quarter ended September 30, 2017, representing a 17% increase over assay revenue for the third quarter of 2016.

•	Total sample-to-answer molecular product revenue of $11.9 million; growth of 55% compared to $7.7 million in the third quarter of 2016.

•	Placed 60 sample-to-answer molecular systems under contract, bringing the total number of active customers to over 400.

•	266 multiplexing analyzers were shipped during the quarter; a combination of MAGPIX® systems, LX systems, and FLEXMAP 3D® systems.

•	GAAP net income of $17.6 million, or $0.40 per diluted share. Non-GAAP net income of $10.7 million, or $0.25 per diluted share (see Non-GAAP reconciliation).

•	In September, Luminex agreed to continue to provide a major customer with our Cystic Fibrosis product portfolio through the end of 2019, with an option to extend beyond this time period.

“The tremendous momentum in our sample-to-answer molecular business drove the Company’s performance this quarter. Our VERIGENE and ARIES systems are experiencing excellent traction in the market resulting from a combination of factors, including their ease of use, a rapidly expanding FDA cleared test menu, differentiated pricing strategies, and a large, fully integrated sales and support team,” said Homi Shamir, President and Chief Executive Officer of Luminex. “We remain enthusiastic about our diversified business model, our solid balance sheet, positive cash flow profile, and the significant future growth opportunities in both our Licensed Technologies Group and our molecular diagnostics business.”

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	September 30,		Variance
	2017	2016	($)	(%)
	(unaudited)

System sales	$9,903	$10,494	$(591)	(6)%
Consumable sales	10,619	12,305	(1,686)	(14)%
Royalty revenue	11,001	11,068	(67)	(1)%
Assay revenue	37,917	32,443	5,474	17%
Service revenue	2,894	2,934	(40)	(1)%
Other revenue	1,802	1,977	(175)	(9)%
	$74,136	$71,221	$2,915	4%

	Nine Months Ended
	September 30,		Variance
	2017	2016	($)	(%)
	(unaudited)

System sales	$28,309	$27,805	$504	2%
Consumable sales	39,314	37,489	1,825	5%
Royalty revenue	33,375	33,888	(513)	(2)%
Assay revenue	113,077	85,367	27,710	32%
Service revenue	8,594	7,892	702	9%
Other revenue	5,703	5,927	(224)	(4)%
	$228,372	$198,368	$30,004	15%

FINANCIAL OUTLOOK AND GUIDANCE

The Company reaffirms its guidance for the full year and expects fourth quarter 2017 revenue to be between $76 million to $78 million.

CONFERENCE CALL

Management will host a conference call at 3:30 p.m. CDT / 4:30 p.m. EDT, Monday, October 30, 2017 to discuss the operating highlights and financial results for the third quarter 2017 ended September 30, 2017. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding expected revenue and cost savings, projected 2017 performance, including revenue guidance, including the revenue contribution from our recently completed acquisition of Nanosphere, Inc. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products and technology in development, including ARIES®, Verigene® and NxTAG® products; dependence on strategic partners for development, commercialization and distribution of products; concentration of Luminex’s revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’s technology; budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges; the timing of and process for regulatory approvals; the impact of the ongoing uncertainty in global finance markets and changes in governmental funding, including its effects on the capital spending policies of Luminex’s partners and end users and their ability to finance purchases of Luminex’s products; fluctuations in quarterly results due to a lengthy and unpredictable sales cycle; fluctuations in bulk purchases of consumables; fluctuations in product mix, and the seasonal nature of some of Luminex’s assay products; Luminex’s ability to obtain and enforce intellectual property protections on Luminex’s products and technologies; risks and uncertainties associated with implementing Luminex’s acquisition strategy, including Luminex’s ability to obtain financing; Luminex’s ability to integrate acquired companies or selected assets into Luminex’s consolidated business operations, and the ability to recognize the benefits of Luminex’s acquisitions; reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products; Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels; changes in principal members of Luminex’s management staff; potential shortages, or increases in costs, of components or other disruptions to Luminex’s manufacturing operations; competition and competitive technologies utilized by Luminex’s competitors; Luminex’s ability to successfully launch new products in a timely manner; Luminex’s increasing dependency on information technology to improve the effectiveness of Luminex’s operations and to monitor financial accuracy and efficiency; the implementation, including any modification, of Luminex’s strategic operating plans; the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex, risks relating to Luminex’s foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; the burden of monitoring and complying with foreign and international laws and treaties; and the burden of complying with and change in international taxation policies, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements, including the financial guidance and 2017 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$110,911	$93,452
Accounts receivable, net	36,432	32,365
Inventories, net	46,114	40,775
Prepaids and other	9,915	7,145
Total current assets	203,372	173,737
Property and equipment, net	57,686	57,375
Intangible assets, net	78,152	84,841
Deferred income taxes	45,943	42,497
Goodwill	85,481	85,481
Other	8,094	6,785
Total assets	$478,728	$450,716

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,813	$12,276
Accrued liabilities	21,175	22,804
Deferred revenue	5,123	5,120
Total current liabilities	34,111	40,200
Deferred revenue	1,609	1,875
Other	4,828	4,962
Total liabilities	40,548	47,037
Stockholders' equity:
Common stock	43	43
Additional paid-in capital	345,663	336,430
Accumulated other comprehensive loss	(817)	(1,692)
Retained earnings	93,291	68,898
Total stockholders' equity	438,180	403,679
Total liabilities and stockholders' equity	$478,728	$450,716

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Revenue	$74,136	$71,221	$228,372	$198,368
Cost of revenue	28,317	25,556	79,706	62,976
Gross profit	45,819	45,665	148,666	135,392
Operating expenses:
Research and development	10,670	12,762	35,350	35,324
Selling, general and administrative	26,454	26,393	78,604	70,942
Amortization of acquired intangible assets	2,166	2,482	6,689	5,797
Total operating expenses	39,290	41,637	120,643	112,063
Income from operations	6,529	4,028	28,023	23,329
Other income, net	(1)	30	(6)	(1,395)
Income before income taxes	6,528	4,058	28,017	21,934
Income tax benefit (expense)	11,085	(1,307)	4,371	(4,760)
Net income	$17,613	$2,751	$32,388	$17,174

Net income attributable to common stock holders
Basic	$17,299	$2,751	$31,789	$17,174
Diluted	$17,299	$2,751	$31,789	$17,174
Net income per share attributable to common stock holders
Basic	$0.40	$0.06	$0.74	$0.40
Diluted	$0.40	$0.06	$0.74	$0.40
Weighted-average shares used in computing net income per share
Basic	43,164	42,683	43,110	42,522
Diluted	43,266	43,136	43,216	42,929

Dividends declared per share	$0.06	—	$0.18	—

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$17,613	$2,751	$32,388	$17,174
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,609	5,913	16,879	14,401
Stock-based compensation	3,829	3,526	8,577	8,181
Deferred income tax expense	(10,379)	1,540	(3,112)	4,471
Loss (gain) on sale or disposal of assets	417	87	417	128
Other	357	(799)	1,279	(870)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,295)	(3,118)	(4,053)	3,555
Inventories, net	988	(2,125)	(5,316)	(6,165)
Other assets	(1,564)	(902)	(2,761)	(230)
Accounts payable	(2,163)	(1,674)	(4,532)	1,050
Accrued liabilities	2,273	(428)	(5,138)	(6,602)
Deferred revenue	81	112	(269)	733
Net cash provided by operating activities	13,766	4,883	34,359	35,826
Cash flows from investing activities:
Sales and maturities of available-for-sale assets	—	—	—	19,491
Purchase of property and equipment	(3,981)	(2,675)	(10,384)	(8,394)
Proceeds from sale of assets	1	42	1	45
Business acquisition consideration, net of cash acquired	—	(1,196)	—	(68,098)
Issuance of note receivable	(700)	—	(700)	—
Purchase of cost method investment	—	(500)	(1,000)	(500)
Acquired technology rights	(60)	—	(60)	(200)
Net cash used in investing activities	(4,740)	(4,329)	(12,143)	(57,656)
Cash flows from financing activities:
Payments on debt	—	—	—	(25,000)
Proceeds from employee stock plans and issuance of common stock	1,005	1,799	3,234	3,561
Shares surrendered for tax withholding	(28)	(13)	(2,124)	(1,497)
Dividends	(2,645)	—	(5,281)	—
Net cash provided by (used in) financing activities	(1,668)	1,786	(4,171)	(22,936)
Effect of foreign currency exchange rate on cash	(152)	87	(586)	365
Change in cash and cash equivalents	7,206	2,427	17,459	(44,401)
Cash and cash equivalents, beginning of period	103,705	81,718	93,452	128,546
Cash and cash equivalents, end of period	$110,911	$84,145	$110,911	$84,145

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Income from operations	$6,529	$4,028	$28,023	$23,329
Stock-based compensation	3,829	3,526	8,577	8,181
Amortization of acquired intangible assets	2,166	2,482	6,689	5,797
Acquisition costs	—	479	—	2,487
Severance costs	243	126	901	940
Adjusted income from operations	$12,767	$10,641	$44,190	$40,734
Other income, net	(1)	30	(6)	(1,395)
Acquisition costs	—	—	—	1,500
Income tax expense	11,085	(1,307)	4,371	(4,760)
Income tax effect of above adjusting items	(761)	(305)	(2,053)	(721)
Income tax benefit from discrete tax items	(12,400)	—	(12,400)	—
Adjusted net income	$10,690	$9,059	$34,102	$35,358
Adjusted net income per share, basic	$0.25	$0.21	$0.79	$0.83
Shares used in computing adjusted net income per share, basic	43,164	42,683	43,110	42,522
Adjusted net income per share, diluted	$0.25	$0.21	$0.79	$0.82
Shares used in computing adjusted net income per share, diluted	43,266	43,136	43,216	42,929

The Company makes reference in this release to “non-GAAP net income” which excludes stock-based compensation expense, amortization of acquired intangible assets and the impact of costs associated with legal proceedings; some of which are unpredictable and can vary significantly from period to period; and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.